EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A (File No. 333-179009) of Legend Oil and Gas, Ltd. (“Legend”) of our report dated January 6, 2012 (effective as of December 31, 2010).

/s/ InSite Petroleum Consultants Ltd.

Calgary, Alberta

February 22, 2012